Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Tween Brands, Inc. (the “Company”), on Form 10-K for the fiscal year ended February 3, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael W. Rayden, Chairman of the Board of Directors of the Company and Chief Executive Officer (Principal Executive Officer), hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 2, 2007
/s/ Michael W. Rayden
Michael W. Rayden
Chairman of the Board of Directors and
Chief Executive Officer (Principal Executive Officer)

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